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EXHIBIT 10.12

                            REVOLVING LINE OF CREDIT
                                    AGREEMENT

THIS REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of December 28, 2001 by and between TRANSGENOMIC, INC., a corporation organized under the laws of the State of Delaware U.S.A. and with its principal place of business in Omaha, Nebraska U.S.A. (the "Lender"), and GENODYSSEE S.A., a societe anonyme organized under the laws of France, with a share capital of 65,122 euros, having its registered office at Parc Affaires Technopolis, 3, avenue du Canada, BP 810 Les Ulis, 91974 Courtaboeuf, France and registered with the REGISTRE DU COMMERCE ET DES SOCIETES of Evry under number 424 796 548 ("the Borrower"). The Lender and the Borrower are sometimes collectively referred to herein as the "parties" and individually as a "party."

                                    PREAMBLE

WHEREAS, the Lender and the Borrower have entered into a Services Provider Agreement, dated as of the date hereof (the "Services Agreement"), pursuant to which Borrower will provide certain genetic discovery analysis services to clients of the Lender requiring such services and Lender will commit certain sales and support resources to obtaining clients requiring such services; and

WHEREAS, in order to provide additional working capital to Borrower during the initial term of the Services Agreement, the Lender has agreed to make available to the Borrower, on a revolving basis, a line of credit in an amount of up to One Million U.S. Dollars (US $1,000,000) (the "Loan"), subject to the terms and conditions set forth herein, which line of credit will evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"); and

WHEREAS, the parties desire to set forth certain terms and conditions relating to the Loan;

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties agree as follows:

                                   ARTICLE II

                                   DEFINITIONS

All capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

"ADVANCES" shall have the meaning set forth in Section 2.01.

"AGREEMENT" shall mean this Revolving Line of Credit Agreement, as the same may be amended or otherwise modified from time to time.

"BORROWING BASE" shall mean the total future Revenue Splits to which the Borrower shall be entitled under the Services Agreement resulting from all remaining contractual payments to be made (including any amounts in excess of minimum contractual payments that the parties agree are more likely than not to be made) under Customer Agreements which the Borrower is servicing pursuant to the Services Agreement in existence on the date the Borrowing Base is calculated; provided, that Revenue Splits from any Customer Agreement for which any contractual payments are more than 30 days past due shall be excluded from the Borrowing Base. The Borrowing Base shall be calculated as of the last Business Day of each calendar quarter during the term of this Agreement.

"BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the Republic of France.

"CUSTOMER AGREEMENTS" shall mean those agreements entered into from time to time with customers by the Lender or the Borrower (as the case may be) pursuant to the Services Agreement.

"DEFAULT" shall mean any of the events specified in Section 7.01, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or

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act.

"EVENT OF DEFAULT" shall mean any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has occurred or has been satisfied.

"GOVERNMENTAL AUTHORITY" shall mean any government (whether the located within or outside the United States or France) or any department, agency, division or instrumentality thereof.

"LAW" shall mean any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"MATURITY DATE" shall have the meaning set forth in Section 4.02.

"PAYMENT DATE" shall mean (i) the last Business Day of each calendar quarter during the term hereof and (ii) any date upon which some or all of the Outstanding Principal Balance of the Loan is due and payable hereunder under
Section 4.02 hereof.

"PERSON" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

     "OUTSTANDING PRINCIPAL BALANCE" shall mean the aggregate amount of all Advances made by the Lender to the Borrower hereunder, less all repayments thereof.

     "REVENUE SPLIT" shall mean that portion of the gross revenues (calculated on a cash basis in accordance with accounting principles generally accepted in the United States of America) received under a Customer Agreement to which either the Lender or the Borrower shall be entitled pursuant to the Services Agreement.

     "SERVICES AGREEMENT" shall mean the agreement between the Lender and the Borrower, dated as of the date hereof, pursuant to which Borrower will provide certain genetic discovery analysis services to third parties that enter into Customer Agreements, Lender will commit certain sales and support resources to obtaining customers requiring such services and the Lender and Borrower shall share in the gross revenues generated by the Customer Agreements.

All monetary amounts expressed herein are stated in terms of U.S. Dollars.

                                   ARTICLE III

                                    THE LOAN

SECTION 3.01. LOAN ADVANCES.

(a) The Lender shall make advances to the Borrower (each an "Advance") from time to time during the term hereof and ending on the Maturity Date (or such earlier time specified in Section 4.02(a) hereof); in such amounts as may be requested by the Borrower in accordance with the provisions hereof; provided, however, that the Outstanding Principal Amount at any time shall not exceed the lesser of (i) One Million and No/100 Dollars ($1,000,000.00) or (ii) 25% of the Borrowing Base (collectively, the "Loan"). The Loan will be evidenced by the Note.

(b) All requests for Advances shall be made by the Borrower to the Lender in writing (in such form as is reasonably satisfactory to the Lender) or by telephone request (which shall be promptly confirmed in writing) which specifies the amount of the Advance to be made and the date the proceeds of the Advance are requested to be made available to the Borrower (a "Loan Request"). No Loan Request will be made for less than $50,000 or, if less, the aggregate amount of the unused the Lender's

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    commitment hereunder, and all Loan Requests will be made for Advances that are an integer multiple of $50,000 (plus such unused amount).

(c) A Loan Request received by the Lender on a day that is not a Business Day or that is received by Lender after 12:00 noon, Omaha, Nebraska U.S.A. time, on a Business Day shall be treated as having been received by the Lender on the first following Business Day. There may not be more than one Advance made on any one day. The Lender shall not incur liability to the Borrower for treating any such request as a Loan Request if the Lender believes in good faith that the Person making the request is an authorized officer of the Borrowing.

(d) Advances under the Line of Credit shall be made by direct wire transfer of funds from the Lender to an account designated by Borrower in writing to Lender.

SECTION 3.02. USE OF PROCEEDS. The Loan shall be applied by the Borrower for working capital purposes.

                                   ARTICLE IV

                                    INTEREST

SECTION 4.01. INTEREST RATE. The Borrower shall pay interest on the Outstanding Principal Balance at the rate of 5% per annum from the date of issuance thereof to and including the date of repayment.

SECTION 4.02. COMPUTATION. Interest on the Advances shall be computed on the basis of a year deemed to consist of 365 days and paid for the actual number of days elapsed.

                                   ARTICLE V

                                    PAYMENTS

SECTION 5.01. INTEREST PAYMENTS. All accrued and unpaid interest on the Outstanding Principal Balance will be payable, without demand of the Lender, on each Payment Date, whether or not the Borrower is required to repay any portion of the Outstanding Principal Balance on such Payment Date.

SECTION 5.02. PRINCIPAL PAYMENTS.

(a) The Outstanding Principal Balance shall be due and payable in full, without demand by the Lender, immediately upon 3:00 p.m. GMT on December 31, 2004 (the "Maturity Date"). In addition, in the event of the early termination of the Services Agreement pursuant to the terms thereof, no additional advances will be made by the Lender to the Borrower under this Agreement and the Outstanding Principal Balance shall be due and payable in full on such date prior to the Maturity Date as the Lender and the Borrower shall negotiate in good faith, but which in no event shall be more than 180 days after the termination of the Services Agreement.

(b) On each Payment Date on which the full Outstanding Principal Balance is not required to be repaid, that portion, if any, of the Outstanding Principal Balance that exceeds the Borrowing Base calculated as of such Principal Payment Date shall be due and payable in full, without demand by the Lender. The Borrower will provide the Lender with a calculation of the Borrowing Base (in a form satisfactory to the Lender) no less than 10 Business Days prior to each such Principal Payment Date. Unless the Lender objects, in writing, to the Borrower's calculation of the Borrowing Base (which

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    objection, if any, must be delivered to the Borrower not less than three
    Business Days prior to the relevant Principal Payment Date), the Borrower's calculation of the Borrowing Base shall be deemed to be agreed to by the Lender. If the Lender objects to the Borrower's calculation of the Borrowing Base, it shall notify the Borrower thereof and the parties agree to negotiate the dispute in good faith. No additional Advances shall be made by Lender hereunder until the parties resolve any such dispute by arbitration as provided in Section 8.06(b) hereof.

SECTION 5.03. MANNER OF PAYMENTS. All payments of principal and interest on the Loan to be made by the Borrower shall be by direct wire transfer of immediately available funds to such accounts as shall be designated by the Lender from time to time. All such payments shall be denominated in U.S. dollars and shall be made on or before the date when due, without deduction, setoff or counterclaim by the Borrower.

SECTION 5.04. DUE DATES NOT ON BUSINESS DAYS. If payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed to be the next following Business Day.

SECTION 5.05. RIGHT TO PREPAY. The Borrower shall have the right, in its sole discretion, to prepay, in whole or in part, the Outstanding Principal Balance at any time, without any penalty.

                                   ARTICLE VI

                                     SET-OFF

SECTION 6.01. GRANT OF A RIGHT OF SETOFF. In the case of an Event of Default, the Borrower hereby grants the Lender a right of set-off on all Revenue Splits to be made by Lender to the Borrower under the Services Agreement against all payments to be made by the Borrower to the Lender under this Agreement, to the extent permitted under the laws of France. The Lender may withhold such Revenue Splits and apply them in the manner provided in
    Section 7.02(c) hereof.

                                  ARTICLE VII

                                    COVENANTS

SECTION 7.01. AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower covenants and agrees:

(a) CORPORATE EXISTENCE AND AUTHORIZATIONS. The Borrower shall maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter doing a material amount of business, and the Borrower shall maintain all material licenses, permits and registrations necessary for the conduct of its operations.

(b) COMPLIANCE WITH LAWS. The Borrower shall comply with all material Laws applicable to its business operations.

(c) PAYMENT OF OBLIGATIONS. The Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due (or as amended or extended by the lender or creditor), any and all of its lawful debts and other obligations, including all lawful taxes, rates, levies and assessments and all claims for labor, materials or supplies; provided, however, that nothing herein contained shall be construed as prohibiting the Borrower from diligently contesting in good faith by appropriate

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    proceedings the validity of any such debt or other obligation, provided
    Borrower has established adequate reserves for such debt or obligation on its books and records.

(d) FINANCIAL INFORMATION. The Borrower will provide the Lender with copies of its audited financial statements for the year ending December 31, 2001 as soon as reasonably practicable after such financial statements are available, but in no event later than March 31, 2002. The Borrower will provide the Lender with unaudited quarterly financial statements within 45 days of the end of each calendar quarter ending during prior to the Maturity Date.

SECTION 7.02. NEGATIVE COVENANTS. During the term of this Agreement, the Borrower covenants and agrees, that without the prior written consent of the
    Lender:

(a) DIVIDENDS. The Borrower shall not declare or pay dividends or other distributions to its existing shareholders or other equity owners.

(b) USE OF PROCEEDS. The Borrower will not use the proceeds of the Loan to be used for any purpose other than that stated herein.

(c) CONFLICTING AGREEMENTS. The Borrower will not enter into any agreement, any term or condition of which would, if complied with by Borrower, result in an Event of Default.

                                  ARTICLE VIII

                                     DEFAULT

SECTION 8.01. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default under this Agreement, unless waived by the
    Lender:

(a) PAYMENT. Failure to pay principal or interest when due and payable under the Note, or failure to pay any other indebtedness of the Borrower which continues beyond any applicable grace period.

(b) BREACH OF COVENANTS. The material breach of any covenant in Article VI unless expressly waived, in writing, by the Lender, which breach is not cured within 30 Business Days.

(c) ACCELERATION OF OTHER INDEBTEDNESS. Any obligation of the Borrower for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the expressed maturity thereof and the Borrower has not cured the default giving rise to such an acceleration within 30 Business Days.

(d) JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders against the Borrower or any attachment or other levy against the property of the Borrower with respect to a claim or claims, involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles) in excess of $500,000, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 Business Days.

SECTION 8.02. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT.

(a) Upon any Event of Default, and at any time thereafter, the Lender may declare in writing to the Borrower all or any part of the Outstanding Principal Balance and accrued interest thereon

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    immediately due and payable, and upon such declaration the then Outstanding
    Principal Balance and such accrued interest shall automatically become immediately due and payable.

(b) Set-off against all amounts owed by the Borrower to the Lender under this Agreement and the Note, any and all payments which may be due from Lender to Borrower under the Services Agreement.

(c) Any funds received by the Lender with respect to the Loan shall be applied as follows: (i) first, to the payment of the reasonable and necessary expenses incurred by Lender in connection with the collection of amounts due hereunder; (ii) second, to the payment of interest accrued and unpaid on the Loan; and (iii) third, to the payment of Outstanding Principal Balance. Any remaining amounts shall be paid to the Borrower.

(d) At the option of the Lenders, the Borrower shall pay interest on (i) all amounts overdue by more than five Business Days and (ii) all amounts due by the Borrower, whether mature or not, after the occurrence of an Event of Default (until such time as the Event of Default may be cured), at a rate equal to the greater of (x) 7.0% per annum or (y) the prime interest rate prevailing in the United States as of the date of the Event of Default, as published in the WALL STREET JOURNAL.

SECTION 8.03. REMEDIES NOT EXCLUSIVE. The Lender shall be entitled to enforce payment and performance of all obligations of the Borrower hereunder or under the Note and to exercise all rights and powers hereunder or under the Note, or under any Law and the pursuit of any remedy available to the Lender against the Borrower shall not prejudice or in any manner affect the Lender's right to realize upon or enforce any other remedy or security now or hereafter available to it in such order and in such manner as the Lender may determine in its sole discretion. No such right or remedy shall be exclusive, but each shall be cumulative and shall be in addition to every other remedy provided herein or in any other agreement or by Law and each such remedy may be exercised concurrently or independently. Nothing in this Agreement shall be construed as prohibiting the Lender from seeking a deficiency judgment against the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. NOTICES. All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

If to the Lender:                   Transgenomic, Inc.
                                    12325 Emmet Street
                                    Omaha, Nebraska 68164
                                    U.S.A.
                                    Attention: Gregory J. Duman
                                    Email:  gduman@transgenomic.com
                                    Telephone: (402) 452-5400
                                    Telecopy: (402) 452-5447

If to the Borrower:                 Genodyssee S.A.
                                    Parc Affaires Technopolis
                                    3, avenue du Canada - Batiment Alpha
                                    BP 810 Les Ulis - 91974 Courtaboeuf Cedex
                                    France

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                                    Attention: Jean-Louis Escary
                                    Email: escary@genodyssee.com
                                    Telephone: (33)(0) 1 69 29 80 55
                                    Telecopy: (33)(0) 1 69 29 80 79

or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by an express carrier.

SECTION 9.02. AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement or the Note shall be effective unless the same shall be in writing and signed by the Borrower and the Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 9.03. SUCCESSORS AND ASSIGNS. Neither the Borrower nor the Lender may assign, delegate or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of the other.

SECTION 9.04. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, or which is prohibited under Law for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

SECTION 9.05. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

SECTION 9.06. GOVERNING LAW; ARBITRATION; NO THIRD-PARTY RIGHTS.

     (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the United States and State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules.

     (b) The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement. Absent agreement resolving a dispute within 20 days after written notice of the dispute has been delivered from one party to the other, any party shall have the right to seek to settle the matter by arbitration to the exclusion of any other form of dispute resolution. Any arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York. Such arbitration shall be heard by a single arbitrator, who shall be jointly designated by the Lender and the Borrower if the parties are unable to agree within ten (10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto. The each party in any arbitration proceeding shall pay its own costs in connection therewith, including attorneys' fees.

     (c) This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

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SECTION 9.07. HEADINGS. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Note. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to."

SECTION 9.08. THE LENDER'S SOLE DISCRETION. Any provision in any of this Agreement or the Note which requires the Lender's approval or consent shall be interpreted to mean at the Lender's sole discretion unless otherwise specified.

SECTION 9.09. CONFLICT OF TERMS. In the event of any material conflict between the terms of this Agreement and the Note, the terms of this Agreement shall control.

SECTION 9.10. OTHER JURISDICTIONS. The Borrower agrees that the Lender shall have the right to proceed against the Borrower or its property in a court in any location to enable the Lender to enforce a judgment or other court order entered in favor of the Lender. The Borrower waives any objection that it may have to the location of the court in which the Lender have commenced a proceeding described in this Section 8.10.

SECTION 9.11. WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

SECTION 9.12. SECTION REFERENCES. References to "Sections," "subsections" and "Exhibits" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

SECTION 9.13. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of borrower and lender.

SECTION 9.14. ENTIRE AGREEMENT. This Agreement and the Note set forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

SECTION 9.15. TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     LENDER

    TRANSGENOMIC, INC., a Delaware corporation


                                      By  /s/ Collin J. D'Silva
                                         --------------------------------------

    Collin J. D'Silva, President and Chief Executive Officer


                                    BORROWER

                                      GENODYSSEE S.A., a French societe anonyme


                                      By  /s/ Jean-Louis Escary
                                         --------------------------------------

    Jean-Louis Escary, President du Conseil d' Administration

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                                    EXHIBIT A

                                 PROMISSORY NOTE


$1,000,000.00                                              Courtaboeuf,, France
December 28, 2001

For value received, the undersigned, GENODYSSEE S.A., a societe anonyme formed under the laws of France (herein, the "Maker") hereby promises to pay to the order of TRANSGENOMIC, INC., a corporation formed under the laws of the State of Delaware, U.S.A. (hereinafter, the "Holder"), at any place designated at any time by the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) or, if less, the then unpaid principal amount of all Advances (as defined in that certain Revolving Line of Credit Agreement, dated December 28, 2001, between the Maker and the Holder (the "Loan Agreement")) made by the Holder pursuant to the Agreement. (the "Principal Balance") on or before December 31, 2004.

This Note is issued pursuant to the Loan Agreement. All capitalized terms used and not otherwise defined shall have the meanings given them in the Loan Agreement.

The Maker promises to pay the Principal Balance as set forth in the Loan Agreement. The Maker further promises to pay interest from the date hereof on the outstanding Principal Balance at the rate set forth in the Loan Agreement. Interest shall be computed and payable as provided in the Loan Agreement.

Upon any Event of Default, the Holder may, without notice or demand, declare the then outstanding Principal Balance and all outstanding interest immediately due and payable and shall then have in any jurisdiction where enforcement hereof is sought, in addition to any other rights or remedies, the rights and remedies set forth in the Loan Agreement.

If this Note is not paid as provided herein and in the Loan Agreement and is referred to an attorney for collection, the Maker promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation is commenced.

Demand for payment, protest, notice of dishonor and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by the Maker, and the same hereby assents to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Maker here from, shall be effective unless the same shall be in a writing signed by an authorized officer of the Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Loan Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Loan Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or in equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

Any term of this Note that does not comply with applicable law will not be effective if that law does not

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expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

Neither this Note nor the Maker's or Holder's rights and obligations under this Note are assignable or delegable without the prior written consent of the other as set forth in the Loan Agreement. This Note will be governed by the laws of the United States and the State of New York, including the Uniform Commercial Code. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of the date first set forth above.
                                      MAKER


                                      GENODYSSEE S.A., a French societe anonyme
                                      By  /s/ Jean-Louis Escary
                                          -------------------------------------

    Jean-Louis Escary, President du Conseil d' Administration

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